Exhibit 10.24

FIRST AMENDMENT

TO

LETTER AGREEMENT

First Amendment (“Amendment”) made as of December 31, 2008 to the Letter Agreement (“Letter Agreement”) dated as of February 5, 2008, by and between NeuroMetrix, Inc., a Delaware corporation with its principal executive office in Waltham, Massachusetts (the “Company”), and Guy Daniello (the “Executive”).

WHEREAS, the parties hereto desire to amend the Letter Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Letter Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

1.                                       The paragraph titled “Severance” of the Letter Agreement is hereby amended by appending the following to the end of such paragraph:

“Payments of continuation of Base Salary owed pursuant to this paragraph will occur on the regular payroll payment dates for the Company beginning with the first regular payroll payment date that occurs on or after the date that is 45 days after your termination or resignation (with the first payment to include the full amount owed for continuation of Base Salary for the payroll period to which such payment date relates and any prior payroll periods for which payment was not yet made).”

2.                                       All other provisions of the Letter Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Letter Agreement except to the extent specifically provided for herein.

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IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by the Executive as of the date first above written.

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani
Name: Shai N. Gozani
Title: President and CEO

/s/ Guy Daniello
Guy Daniello